UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

November 29, 2016
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-37415	32-0454912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
800 N. Glebe Road, Suite 500, Arlington, Virginia 22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 29, 2016, Evolent Health, Inc. (the “Company”) and Evolent Health LLC (“Evolent Health”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co. (collectively, the “Purchasers”), to issue and sell $110.0 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2021 (the “Notes”) in a private placement (the “Private Placement”) to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company granted the Purchasers an option to purchase up to an additional $15.0 million aggregate principal amount of Notes (the “Option”), which Option was exercised on December 1, 2016. The Notes were issued at an issue price of 100.00% of par for net proceeds of approximately $120.7 million, after deducting fees and estimated expenses. The closing of the Private Placement of the Notes (including Notes issued pursuant to the Option exercise) occurred on December 5, 2016. Upon receipt thereof, the Company loaned the net proceeds from the Private Placement to Evolent Health LLC. Evolent Health LLC intends to use such net proceeds for working capital and other general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Evolent Health and customary indemnification rights.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

The Notes were issued under an Indenture (the “Indenture”) dated as of December 5, 2016 between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

Pursuant to the terms of the Indenture, interest on the Notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017, at a rate equal to 2.00% per annum. The Notes will mature on December 1, 2021 unless earlier repurchased or converted in accordance with their terms prior to such date.

The Notes are convertible into shares of the Company’s Class A common stock, based on an initial conversion rate of 41.6082 shares of Class A common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $24.03 per share of the Company’s Class A common stock. The initial conversion price represents a premium of approximately 27.50% over the closing price of the Company’s Class A common stock on the New York Stock Exchange on November 29, 2016. In the aggregate, the Notes are initially convertible into 5,201,025 shares of the Company’s Class A common stock (excluding any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change under the Indenture). The conversion rate may be adjusted under certain circumstances.

Holders of the Notes may require the Company to repurchase their Notes upon the occurrence of a fundamental change at a price equal to 100.00% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as exhibits to this report:

Exhibit
Number	Description of Exhibit
4.1	Indenture dated as of December 5, 2016, between Evolent Health, Inc. and U.S. Bank National Association,
as trustee.

4.2	Form of 2.00% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).

10.1	Purchase Agreement, dated November 29, 2016, by and among Evolent Health, Inc., Evolent Health LLC and
J.P. Morgan Securities LLC and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan Weinberg
Name:	Jonathan Weinberg
Title:	General Counsel and Secretary
(Duly Authorized Officer)

Date: December 5, 2016

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.1	Indenture dated as of December 5, 2016, between Evolent Health, Inc. and U.S. Bank National Association,
as trustee.

4.2	Form of 2.00% Convertible Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).

10.1	Purchase Agreement, dated November 29, 2016, by and among Evolent Health, Inc., Evolent Health LLC and
J.P. Morgan Securities LLC and Goldman, Sachs & Co.